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                                                                   EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated June 18, 1999, on the financial statements of Haines Construction Co. as of and for the year ended March 31, 1999 included in this Form 8-K of Quanta Services, Inc. It should be noted that we have not audited any financial statements of Haines Construction Co. subsequent to March 31, 1999 or performed any audit procedures subsequent to the date of our report.


Paul B. Leathers, Inc.


Oklahoma City, Oklahoma
November 12, 1999